                                                                   EXHIBIT 10.44
                     CHANGE-IN-CONTROL SEVERANCE AGREEMENT
                     -------------------------------------

     THIS CHANGE-IN-CONTROL SEVERANCE AGREEMENT (the "Agreement") is made as of October 14, 1998, by and between VENCOR OPERATING, INC., a Delaware corporation, (the "Company") and W. BRUCE LUNSFORD (the "Employee").

     RECITALS:
     --------

     A. The Employee is employed by the Company, a wholly owned subsidiary of Vencor, Inc. (the "Parent").

     B. The Company recognizes that the Employee's contribution to the Company's growth and success has been and continues to be significant.

     C. The Company wishes to encourage the Employee to remain with and devote full time and attention to the business affairs of the Company and wishes to provide income protection to the Employee for a period of time in the event of a Change in Control.


     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     AGREEMENT:
     ---------

     1.  DEFINITIONS.
         -----------

         a.  "BASE SALARY" shall mean the Employee's regular annual rate of base
              -----------
pay in gross as of the date in question as elected under Paragraph 3(a).

         b. "CAUSE" shall mean the Employee's (i) conviction of or plea of nolo
             -----
contendere to a crime involving moral turpitude; or (ii) willful and material breach by Employee of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company, but with respect to (ii) only if the Board of Directors of Parent (the "Board") adopts a resolution by a vote of at least 75% of its members so finding after giving the Employee and his attorney an opportunity to be heard by the Board.

         c. "CHANGE IN CONTROL"  The term "Change in Control" shall mean any one
             -----------------
of the following events:

            (i) An acquisition (other than directly from Parent) of any voting securities of Parent (the "Voting Securities") by any "Person" (as defined in Paragraph 1(f) hereof) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of the combined voting power of Vencor, Inc.'s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in an acquisition by (i) Parent or any of its subsidiaries,
(ii) an employee benefit plan (or a trust forming a part thereof) maintained by Parent or any of its subsidiaries or (iii) any Person in connection with an acquisition referred to in the immediately preceding clauses (i) and (ii) shall not constitute an acquisition which would cause a Change in Control.

            (ii) The individuals who, as of May 1, 1998, constituted the Board of Directors of Parent (the "Incumbent Board") cease for any reason to constitute over 50% of the Board; provided, however, that if the election, or nomination for election by Vencor Inc.'s stockholders, of any new director was approved by a vote of over 50% of the Incumbent Board, such new director shall, for purposes of this Section 1(c)(ii), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Parent (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

            (iii) Consummation of a merger, consolidation or reorganization involving Parent, unless each of the following events occurs in connection with such merger, consolidation or reorganization:

                  (A) the stockholders of Parent, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, over 50% of the combined voting power of all voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Company") over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                  (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute over 50% of the members of the board of directors of the Surviving Company; and

                  (C) no Person (other than Parent, any of its subsidiaries, any employee benefit plan (or any trust forming a part thereof) maintained by Parent, the Surviving Company or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Company's then outstanding voting securities.

            (iv) Approval by Parent's stockholders of a complete liquidation or dissolution of Parent.

            (v) Approval by Parent's stockholders of an agreement for the sale or other disposition of all or substantially all of the assets of Parent to any Person (other than a transfer to a subsidiary of Parent).

            (vi) Any other event that the Board shall determine constitutes an effective Change in Control of Parent.

            (vii) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Parent which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Parent, and after such share acquisition by Parent, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         d. "CHANGE-IN-CONTROL DATE" shall mean the date immediately prior to
             ----------------------
the effectiveness of the Change in Control.

         e. "GOOD REASON" The Employee shall have good reason to terminate
             -----------
employment with the Company if (i) the Employee's title, duties, responsibilities or authority is reduced or diminished from those in effect on the Change-in-Control Date without the Employee's written consent; (ii) the Employee's compensation is reduced; (iii) the Employee's benefits are reduced, other than pursuant to a uniform reduction applicable to all managers of the Company; or (iv) the Employee is asked to relocate his office to a place more than 30 miles from his business office on the Change-in-Control Date.

         f. "PERSON" shall have the meaning ascribed to such term in Section
             ------
3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

         g. "TARGET BONUS" shall mean the full amount of bonuses and/or
             ------------
performance compensation (other than Base Salary and awards under Parent's 1998 Incentive Compensation Plan (including assumed awards granted under the Vencor, Inc. 1987 Incentive Compensation Program and the Vencor, Inc. 1997 Incentive Compensation Plan)) that would be payable to the Employee, assuming all performance criteria on which such bonus and/or performance compensation are based were deemed to be satisfied, in respect of services for the calendar year in which the date in question occurs.

         h. "TERMINATION OF EMPLOYMENT" shall mean (i) the termination of the
             -------------------------
Employee's employment by the Company other than such a termination in connection with an offer of immediate reemployment by a successor or assign of the Company or a purchaser of the Company or its assets under terms and conditions which would not permit the Employee to terminate his employment for Good Reason or otherwise during any Window Period; or (ii) the Employee's termination of employment with the Company for Good Reason or during any Window Period.

         i. "WINDOW PERIOD" shall mean either of two 30-day periods of time
             -------------
commencing 30 days after (i) a Change in Control and (ii) one year after a Change in Control.

     2.  TERM.  The initial term of this Agreement shall be for a three-year
         ----
period commencing on May 1, 1998 (the "Effective Date"). The Term shall be automatically extended by one additional day for each day beyond the Effective Date that the Employee remains employed by the Company until such time as the Company elects to cease such extension by giving written notice of such election to the Employee. In such event, the Agreement shall terminate on the third anniversary of the effective date of such election notice. Notwithstanding the foregoing, this Agreement shall automatically terminate if and when the Employee terminates his employment with the Company or two years after the Change-in-Control Date, whichever first occurs.

     3.  SEVERANCE BENEFITS.  If at any time following a Change in Control and
         ------------------
continuing for two years thereafter, the Company terminates the Employee without Cause, or the Employee terminates employment with the Company either for Good Reason or during any Window Period, then as compensation for services previously rendered the Employee shall be entitled to the following benefits:

         a. CASH PAYMENT.  The Employee shall be paid cash equal to three times
            ------------
the greater of:

            (i) the sum of (x) the Employee's Base Salary and Target Bonus as of the Termination of Employment, and (y) the fair market value (determined as of the Termination of Employment) of the targeted number of performance shares authorized to be issued to the Employee pursuant to a Performance Share Award Agreement in respect of the year in which such Termination of Employment occurs (without regard to any acceleration of the award for such year), assuming for such purpose that all performance criteria applicable to such award with respect to the year in which such Termination of Employment occurs were deemed to be satisfied, or

            (ii) the sum of (x) the Employee's Base Salary and Target Bonus as of the Change-in-Control Date, and (y) the fair market value (determined as of the Change-in-Control Date) of the targeted number of performance shares authorized to be issued to the Employee pursuant to a Performance Share Award Agreement in respect of the year in which such Change-in-Control Date occurs (without regard to any acceleration of the award for such year), assuming

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for such purpose that all performance criteria applicable to such award with respect to the year in which such Change-in-Control Date occurs were deemed to be satisfied.

For purposes of this Agreement, "fair market value" shall have the meaning ascribed to such term under the Parent's 1998 Incentive Compensation Plan. Payment shall be made in a single lump sum upon the Employee's effective date of termination.

         b. CONTINUATION OF BENEFITS.
            ------------------------

            (i) For a period of three years following the Termination of Employment, the Employee shall be treated as if he or she had continued to be an employee for all purposes under Parent's Health Insurance Plan and Dental Insurance Plan; or if the Employee is prohibited from participating in such plan, the Company or Parent shall otherwise provide such benefits. Following this continuation period, the Employee shall be entitled to receive continuation coverage under Part 6 of Title I or ERISA ("COBRA Benefits") treating the end of this period as a termination of the Employee's employment if allowed by law.

            (ii) For a period of three years following the Termination of Employment, Parent shall maintain in force, at its expense, the Employee's life insurance in effect under Parent's Voluntary Life Insurance Benefit Plan as of the Change-in-Control Date or as of the date of Termination of Employment, whichever coverage limits are greater.

            (iii) For a period of three years following the Employee's Termination of Employment, the Company or Parent shall provide short-term and long-term disability insurance benefits to Employee equivalent to the coverage that the Employee would have had had he remained employed under the disability insurance plans applicable to Employee on the date of Termination of Employment, or, at the Employee's election, the plans applicable to Employee as of the Change-in-Control Date. Should Employee become disabled during such period, Employee shall be entitled to receive such benefits, and for such duration, as the applicable plan provides.

         c. RETIREMENT SAVINGS PLAN.  To the extent not already vested pursuant
            -----------------------
to the terms of such plan, the Employee's interests under the Parent's Retirement Savings Plan shall be automatically fully (i.e., 100%) vested, without regard to otherwise applicable percentages for the vesting of employer-matching contributions based upon the Employee's years of service with the Company.

         d. PAYMENT OF TAX LOAN.  The Company shall pay off the outstanding
            -------------------
principal and interest of the Employee's Promissory Note dated June 15, 1998 made payable to Ventas, Inc., in the initial principal amount of $3,750,000 upon Change in Control.

         e. PLAN AMENDMENTS.  Parent shall adopt such amendments to its employee
            ---------------
benefit plans, if any, as are necessary to effectuate the provisions of this Agreement.

         f. FRINGE BENEFITS.  Following the Employee's Termination of
            ---------------
Employment, the Employee shall receive the computer which Employee is utilizing as of the date of such Termination of Employment. In addition, the Employee shall have the right to purchase the furniture in Employee's office suite as of the date of such Termination of Employment, at the book value thereof. In addition, for a period of three years following the Employee's Termination of Employment, the Company shall provide the Employee with an office suite and administrative assistant, each substantially comparable to the office suite and administrative assistant that were furnished to the Employee as of the date of the Employee's Termination of Employment. Finally, for a period of one year following Employee's Termination of Employment, Employee shall be entitled to be reimbursed for any legal or accounting services utilized by Employee to minimize any personal income tax obligations arising from the Change in Control, in an amount not to exceed $25,000.

     4.  GOLDEN PARACHUTE TAX REIMBURSEMENT.  Whether or not any payments are
         ----------------------------------
made pursuant to Section 3 above, if a Change in Control occurs at any time and the Employee reasonably determines that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any restricted stock, stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisablility of any of the foregoing (individually and collectively, the "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control," within the meaning of Section 280G of the Code (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Company or Parent shall pay to the Employee an additional payment or payments (individually and collectively, the "Gross-Up Payment"). The Gross-Up Payment shall be in an amount such that, after payment by the Employee of all taxes required to be paid by the Employee with respect to the receipt thereof under the terms of any federal, state or local government or taxing authority (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed with respect to the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. The Gross-Up Payment shall be paid to the Employee within 30 days of its receipt of written notice from the Employee that such Excise Tax has been paid or will be payable at any time in the future.

     5.  NO MITIGATION REQUIRED OR SETOFF PERMITTED.  In no event shall Employee
         ------------------------------------------
be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Employee under the terms of this Agreement, and all such amounts shall not be reduced whether or not Employee obtains other employment. Further, the Company's and Parent's obligations to make any payments hereunder shall not be subject to or affected by any setoff, counterclaims or defenses which the Company or Parent may have against Employee or others.

     6.  WAIVER OF OTHER SEVERANCE BENEFITS.  The benefits payable pursuant to
         ----------------------------------
this Agreement are in lieu of any other severance benefits which may otherwise be payable by the Company or its affiliates to the Employee upon termination of employment pursuant to a severance program of the Company or its affiliates (including, without limitation, any benefits to which Employee might otherwise be entitled under any other severance or change in control or similar agreement previously entered into between Employee and the Company or any of its affiliates).

     7.  EMPLOYMENT AT WILL.  Notwithstanding anything to the contrary contained
         ------------------
herein, the Employee's employment with the Company is not for any specified term and may be terminated by the Employee or by the Company at any time, for any reason, with or without cause, without any liability, except with respect to the payments provided hereunder or as required by law or any other contract or employee benefit plan.

     8.  DISPUTES.  Any dispute or controversy arising under, out of, or in
         --------
connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall pay all costs of the arbitration and all attorneys' and accountants' fees of the Employee in connection therewith, including any litigation to enforce any arbitration award.

     9.  SUCCESSORS; BINDING AGREEMENT.  This Agreement shall not be terminated
         -----------------------------
by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving corporation, or upon any transfer of all or substantially all of the Company's stock or assets. In the event of such merger, consolidation or transfer, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or corporation to which such stock or assets of the Company shall be transferred.

     10. NOTICES.  Any notice or other communication hereunder shall be in
         -------
writing and shall be effective upon receipt (or refusal of receipt) if delivered personally, or sent by overnight courier if signature for the receiving party is obtained, or sent by certified or registered mail, postage prepaid, to the other party at the address set forth below:

             If to the Company:           Vencor Operating, Inc.
                                          Suite 3300, 400 West Market Street
                                          Louisville, KY  40202
                                          Attention:  General Counsel

             If to Employee:              W. Bruce Lunsford
                                          1400 Willow
                                          Louisville, KY  40204

         Either party may change its specified address by giving notice in writing to the other.

    11.  INDEMNIFICATION.  The Company shall indemnify, defend and hold the
         ---------------
Employee harmless from and against any liability, damages, costs and expenses (including attorneys' fees) in connection with any claim, cause of action, investigation, litigation or proceeding involving him by reason of his having been an officer, director, employee or agent of the Company, except to the extent it is judicially determined that the Employee was guilty of gross negligence or willful misconduct in connection with the matter giving rise to the claim for indemnification. This indemnification shall be in addition to and shall not be substituted for any other indemnification or similar agreement or arrangement which may be in effect between the Employee and the Company or may otherwise exist. The Company also agrees to maintain adequate directors and officers liability insurance, if applicable, for the benefit of Employee for the term of this Agreement and for five years thereafter.

    12.  ERISA.  Many or all of the employee benefits addressed in Paragraph
         -----
3(b) and (c) exist under plans which constitute employee welfare benefit plans ("Welfare Plans") within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any payments pursuant to this Agreement which could cause any of such Plans not to constitute a Welfare Plan shall be deemed instead to be made pursuant to a separate "employee pension benefit plan" within the meaning of Section 3(2) of ERISA or a "top hat" plan under Section 201(2) of ERISA as to which the applicable portions of the document constituting the Welfare Plan shall be deemed to be incorporated by reference. None of the benefits hereunder may be assigned in any way.

    13.  SEVERABILITY.  The invalidity or unenforceability of any provision of
         ------------
this Agreement shall not affect the validity or enforceability of any other provision, which other provision shall remain in full force and effect.

    14.  INTERPRETATION.  The headings used herein are for convenience only and
         --------------
do not limit or expand the contents of this Agreement. Use of any male gender pronoun shall be deemed to include the female gender also.

    15.  NO WAIVER.  No waiver of a breach of any provision of this Agreement
         ---------
shall be construed to be a waiver of any other breach of this Agreement. No waiver of any provision of this Agreement shall be enforceable unless it is in writing and signed by the party against whom it is sought to be enforced.

    16.  SURVIVAL.  Any provisions of this Agreement creating obligations
         --------
extending beyond the term of this Agreement shall survive the expiration or termination of this Agreement, regardless of the reason for such termination.

    17.  AMENDMENTS.  Any amendments to this Agreement shall be effective only
         ----------
if in writing and signed by the parties hereto.

    18.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement of
         ----------------
the parties with respect to the subject matter hereof.

    19.  GOVERNING LAW.  This Agreement shall be interpreted in accordance with
         -------------
and governed by the law of the State of Delaware.

    20.  COUNTERPARTS.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

    21.  CANCELLATION OF PRIOR AGREEMENT.  The Employee hereby acknowledges and
         -------------------------------
agrees that this Agreement is intended to and does hereby replace that certain change-in-control severance agreement, dated as of May 1, 1998, between Vencor Operating, Inc. and the Employee, and that such agreement is cancelled, terminated and of no further force and effect.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   VENCOR OPERATING, INC.


                                   /s/ Richard A. Schweinhart
                                   -------------------------------
                                   By: Richard A. Schweinhart
                                       Chief Financial Officer and
                                       Senior Vice President


                                   Solely for the purposes of
                                   Sections 3, 4, 5 and 11:

                                   VENCOR, INC.


                                   /s/ Richard A. Schweinhart
                                   -------------------------------
                                   By: Richard A. Schweinhart
                                       Chief Financial Officer
                                       Senior Vice President


                                   W. Bruce Lunsford
                                   ------------------------------
                                   W. BRUCE LUNSFORD